Exhibit 3.219

THE CO,\.fPANlES ACT CO;\lPANY LIMITED BY SHARES ~tEMORANDUi\J OF AS OCIATIO OF RO\\AN LABOR (GIBRALTAR) Lli\llTED I. t he name of the Corn pan) 1s Ro" an Labor (Gibraltar) Limited. 2. i hc registered office of the Company will be situate in Gibraltar. 3. he ob_1ects for,,. hich the Company is established are:- ( To do all such things as are lawful lo be done by a Company registered under the Companies Act of Gibraltar. ( ) To establish. maintain, support and operate shipping and drilling services including both offshore exploro.toI') and de,·elopmcnt drillmg. testing and completing, working 0\'er, side tra1.""mg and deepening of wells and all ancillaf) services and for these purposes or as independent u11de11akmg!-. to import. export to and from any part of the world. purchase. take in e:-.change, charter. hire. build. construct. or otherwise acquire. and to o,,n. work, manage, man. pn:>\ ide or contract per'ionnel. contract and trade with mobile ofTshore drilling platforms. motor and other vehicles. steam. sailing. motor and other ships. tra\, lers. drifiers. tugs and \ essels. and aircraft '"'nh all necessaJ'} and convenie;:nl equipment. engines. tackle. gear. furniture and Slores, or an) shares or interest in platforms. rigs. ships., essels. aircrafL motor and other "ehicles. including shares. stocks or securities of companies possessed of or interested in an) platforms. tigs. ships. aircraft or vehicles and to maintain. repair. fir out. refit. improve. insure, alter, sell. exchange or let out on hire or hire purchase. or charter or othenvise deal with and dispose of any of the platfom1s. rigs. ships, ,·essels. aircraft and ,ehicles, shares. stock and securities or an) of the engines. tackle. gl."ar. furniture. equipment and stores of the Company. ( ~ To engage. contract and hire professional. manual. technical. management and other staff. emplo~ ees. consultants or personnel and to enter into agreements with such panies \.\ ith a vie\, to alloca1ing or subcontracting their ser. ices for the Company's own purposes or to any other person. company or finn. ( · ) To undenake and cart) on all or an) of the trade and businesses of shippers, ship owners. ship bro"-ers. shippmg agents and insurance brokers. underwriters. ship managers. Lug O\\ ners. loading brokers. freight contractors, catTiers by land. air and waier. transport. haulage and general contractors. barge owners. lightermen. railway and forwarding ugents. dock owners. engineers. ice merchants. refrigerators. store keepers. ships' store merchants. ships' husbands, sttvedores, warehousemen. \,harfingers. salvors. ship builders. ship repairers. manufacturers of and dealers in rope. tarpaulins, waterproofs. machine(). engine~. nautical instruments and ships' rigging. gear. linings and equipment of every description. importers and t!Xporlers of and dealers in goods. provisions. live and dead stock. com1m.1ditics, articles. chattels. merchandise and property of every kind.

(5) To carry on business throughout the world as advisers, consultants, capitalists, financiers, concessionaires and merchants and to undertake and carry on and execute and advise others for profit or otherwise to invest in and manage for others all kinds of financial, commercial, trading and other operations; to guarantee the banking account, obligations and contracts of any person, firm or company with or without consideration and to give all kinds of guarantees, indemnities and third party securities; to act as manager, nominee, trustee, agent, factor, broker, executor, administrator, receiver for or otherwise on behalf of companies, corporations, firms or persons, whether gratuitously or for reward and to carry out controlled activities and perform financial services whether regulated or otherwise, and to act as a holding company, to hold, subscribe for, purchase, underwrite, acquire, sell and deal in shares, stocks, funds, debentures and debenture stocks or other obligations of any government, authority, body of persons, company or corporation, and to hold, purchase or acquire, sell and deal in mortgages, negotiable instruments, obligations and property of every kind and any options or rights in respect thereof.

(6) To carry on business throughout the world and to act as manufacturers, merchants, traders, commission agents, carriers, or in any other capacity, and to import, export, buy, sell, barter, exchange, pledge, make advances upon, or otherwise deal in commodities, goods, produce, articles, and merchandise of all kinds, both wholesale and retail, and to transact every kind of marketing and agency business and generally to engage in any business or transaction which may seem to the Company directly or indirectly conducive to its interests and to carry out all types of research.

(7) To purchase for investment or resale and to traffic in land and house and other property of any tenure and any interest therein and create, sell and deal in freehold and leasehold ground rents, and to make advances upon security of land or house or other property or any interest therein and generally to deal in, traffic by way of sale, lease, exchange or otherwise with land or house property and any other property whether real or personal anywhere in the world; to develop and turn to account any land acquired by the Company or in which the Company is interested, and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, furnishing, fitting up and improving buildings and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement, and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

(8) To undertake and carry on the business of accident, employers' liability, fidelity guarantee, third party, burglary or theft, fire, life, marine, storm, vehicle, plate glass and mortgage or other investment insurance, or any of them, and to transact all or any other kinds of insurances and carry on all or any class of insurance business.

(9) To carry on business as insurers, insurance managers, brokers and agents, and underwriting agents in all classes of insurance and reinsurance and as insurance advisers, pensions advisors, and consultant assessors, valuers, surveyors and average adjusters and mortgage brokers, and to undertake the provisions of hire purchase and credit sale finance and to act as factors.

(10) To carry on the business of a telephone, telegraph, cable and wireless communications company and to establish, work, manage, sell, hire out and maintain telephone exchanges,

cable communications. telegraph oilices and radio and tekvision receiving and tr:mr,mitting ,1a1ions and an~ other application of infom1:.nion or communication technology \\,hl'ther involving soumls, visual images. electrical impulses or otherwise. 11 )To carry on eh:ctronic trade and e-commerce and to carry on business as internet service provid~rs anc.1 wcb-sitt: designer. to design, create and market e-commerce systems and c commerce planning and marketing services. to pro, ide graphic design and animation and consultancy services in web-enabling software. date collection and web-writing. 12)To carry on the business of designing. manufacturing. :-clling. hiring out. leasing. buying. installing. maimaining. n:pairing and operating computer hardv,:are and sottware and accessories of all kinds. recording instruments and electronics. electrical and mechanical apparatus. equipment and fitting:,; of all kin<ls "hatsocver. To purchase or othcf\\ 1se acquire. construct. maintain and deal with lnnd, submarine and earth satellite telegraphs (im.:lu<ling all other electrical. ell..'ctronic or other apparatus for transmitting message or infumrntion hy any means) and also lands. \\Orks. buildings and apparatus in any part of the world. J)To manage. establish and maintain or procure the establishment and maintenance of any share option or share incemive or profit sharing scheml..'S or trusts or any non-comributo~ or contributory p1:nsion or superannuation schemes or funds for the benefit of. and to m.il-..e or give or procure the making or giving of loans. donations. gratuiucs. pens10ns. allowances or emoluments whether in money or moneys wonh to. or to trustCl!S on behalf oi: any persons who are or were at any time in the employment or ser\"ice of the compan). or of any company which 1s a subsidiary of the company or is allied to or associated ~llh the company or \\ ith any such subsidiary company or\\ ho are or wt.:re at any time dirt.!ctors or officers or the company or of any such other com pan) as aforesaid. or any persons in ~ hose welfare the company or any such other compan) a'i aforesaid is or has been at any time interested. and the ,,ives. husbands. \\idows. widowers. families anc.1 depi:ndants of any such perslrns. 4)To establish and subsidise or subscribe to any institutions. a,;;soc1at1ons. clubs or f"unJs cakulated to be for the benefit ol or lo adYance the interests and ,,di being of the company or or any such llther company as aforesaid. or of an) such persons as afon:said. am! to ma"-e paymellls for or towards the insurance of any such persons as aforesaid. 5.)To in\'es1 the capital and other moneys of tht.: Company in the purchase or upon the secunl) of shares. sto~ks. debentures. debenture :-.tock. bonds, mortgages, obligations an<l securities of any kind issued or gunranteed by any Compan). Corporation or undertaking. of\\ hate\ er nature and wheresoever constituted or carrying on business. and shares. stocks. debentures. debenture stock. honds. mongages. obligations and othi.:r securities issued or guaranteed b) an) Gt)\'cmmcnl. Sovereign Ruler. Commissioners. TrusL ~tumcipal. Local or other amhority or b0d) ot ,,, hate, er nature an) ,,·here in the world. ( I )To im·est money in such manner a-; may from time to time be thought proper to negotiate loans of e\'ery description and to \JI)' the imestmcnts of the Company and to open, operate and clo:-c accoums with hanks or other financial institutions.

17) To carry on business as tourist agents and contractors and to promote the pro, ision of conYenience<; of all kinds m the wa~ of through tickets. circular tickets. sleepmg cars or bt.:nhs. reserved places. hotel and lodging accommodation. guides, safe deposits, enquiry bureaux. libraries. lavatories. reading rooms. baggage transpon and otherwise. ( l 8)To carry on business as hotels kt!epers. lodging house and restaw-ant keepers. transpon agents. msurance agents, bankers and innkeepers. 9)To carry on business of proprietors of docks. wharves. jetties. piers and stores. dredgers, tug owners. manufacturers. merchants. traders. commission agents. shipowners. carriers or in any other capacicy in any part or the world. and to manufacture, produce. import. expon. bu). sell. chaiter. exchange. pledge. make advances upon or otherwise deal in goods. produce. articles and merchandise. ( O)To acquire by purchase. e,change or othen,ise. either for an estate in fee simple or for an) less estate or interest. whether in possession or in reversion and whether vested or comingenL lands, houses. buildings. tenements and premises of an) tenure ,, hether subject or not to an) charges or encumbrances. and to hold or to sell. let, alienate. mortgage. charge or otherwise deal with all or an) of such lands. houses. buildings. tenements and premises. ( I )To constru~t. erect and maintain either b) the Company or other parties. sewers. roads. streets. works. buildings. houses. nats. shops and all other works erection and things of any descnption ,,hatsoe\'er. either upon the lands acquired b~ the Company or upon other propert) of the Com pan). (2) ro let on lec1sc any such premises or parts thereof and 10 pro\ ide such facilities for the occupiers or tenants thereof as are common!) provided in residential nats. businesses, offices or hotels. 3)To remunerate any person. firm or company rendering serY1ces to the Cornpan). either by cash pa) ment or by the allotment to him or them of shares or securities of the Company credited as fully paid up in full or pan or otherv,ise as may be thought expedient. 4 J ro sell. let. lease. grant licences. easements and other rights over and in an: other manner. dispose of or deaJ v.:ith the \\,hole or an) part of the undenaking property. assets. rights. eOects. and business of the Company for such consideration as ma) be thought fit and in particular for a rent or rents or stock. shares, debentures. debenture s10ck or other obligations of an) other Company. 5)To purchase or otherwise acquire for any estate or interest any propert) or assets or an) concess1on. licences. grants. pments. trade marks or other exclusive or non-exclusive rights of an) kind \\hich may appear to be necessary or convenient for any business of the Company. and to Je, elor and tum to account and deal ~ ith the same in ai1y manner as may be thought expedient and to make expenments, and tests and lo calT} on all kinds of research work. ( ) Jo borrow and ruise money am.I to secure or discharge an) deb1 or obligation of or binding on the Company in such manner as may be thought fit. and in particular b~ mortgages or charges upon the undertaking and all or an~ of the propert) and assets (present). and the uncalled capital the Company, or by the creation and issue on such terms and conditions as may be thought expedient of debentures stock or other securities of any description.

(27) To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, the payment and repayment of the capital and principal of and dividends, interest or premiums payable on any stock, shares and securities of any company whether having objects similar to those of this Company or not and to give all kinds of indemnities.

(28) To draw, make, accept, endorse, discount, negotiate, execute, issue, buy, sell and deal with bills of exchange, promissory notes, and other negotiable or transferable instruments.

(29) Either with or without the Company receiving any consideration or advantage direct or indirect to secure, guarantee or undertake in any manner and upon any terms whatsoever the payment of any sum of money or the performance of any obligation by any person, firm or company including but without prejudice to the generality of the foregoing any holding, subsidiary or associated company.

(30) To amalgamate or enter into partnership or any joint purse or profit sharing arrangements with and to co-operate in any way with or assist or subsidise any company, firm or person, and to purchase or otherwise acquire and undertake all or any part of the business property and liabilities of any person, body or company trading in any business which this Company is authorised to carry on or possess any property suitable for the purposes of the Company.

(31) To acquire upon such terms as the Directors shall think fit, all or any of the stocks, shares and securities of and the whole of or any interest in the undertaking and business of any companies, firms or persons carrying on any business suitable for the purposes of the Company, without prejudice to the generality of this object.

(32) To promote or concur in the promotion of any company the promotion of which shall be considered desirable.

(33) To procure the Company to be registered or recognised in any country, state or place abroad and to comply with any conditions necessary or expedient in order to enable the Company to carry on business in any country, state or place abroad.

(34) To subscribe or guarantee money for any national, charitable benevolent, public, general or useful object, or for any exhibition, or any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members.

(35) To distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital may be made except with the sanction (if any) for the time being required by law.

(36) To take part in the management, supervision, or control of the business or operations of any Company or undertaking and for that purpose to appoint and remunerate any Directors, Accountants or other experts or agents.

7)To gram pensions or gralUit1es to any employees or ex-employees and to officers and ex officers (including Directors and ex-Directors) of the Compan) or its predecessors in business. to the relations connections or dependants of any such person. and 10 establish or support associations. institutions. clubs, funds and trusts which ma) be considered calculated to benefit any such persons or othemise advance the interest of the Company or of its members and 10 establish and contribute to an} scheme for the purchase by trustees of shares in the Company to be held for the benefit of the Compan) 's emplo) ees to enable them to purchase shares of the Company. and Lo fomrnlate and carry into effect any scheme for sharing the profits of the Company with its employees or any of them. (8) lo do all or any of Lhe Lhings and nrnuers aforesaid in an) pan of the world and either .as prmc1pals. agents. contractors. truste1:s or otherwise and b~ or through trustees. agents or otherwise and either alone or in 1.:onjuncuon with others. 9)To remunerate an) company. fim1 or person for sen ices rendered in the promotion of the Compan~ or lhe issue or placing of the shares. stock, debentures. debenture stock or other obligations or the Company and to pay all e,penses incurred in connection ,,.1th such promotion or the creation. issue and placing of an) shares. stock. debentures. debenture stock or other obligations. ( O)To do all or any other acts and things \\'hich in the opmion of the Company may be conduci"e or incidental to the objects of the Company. ND it 1s hereby declared that the objects of the Company as specified in each of the foregoing , phs of this clause (except only 1f and so far as ot11crwise expressly proYided in any pat raph) shall be separate and Jistincl objects of the Company and shall not be in an)'\\ay limHed b~ ference to any other paragraph or the order in .,... hich the same occur or the name of the Co pany. In particular the objects set forth in the foregoing paragraphs of this clause shall not be dee, ed to qualil~ restrict or reduce the pov.ers of the Company under paragraph (1) oflhis Clause. 4. he liability of the members is limited. 5. "he Share Capital of the Compan) is US$2.000.00 divided into 2.000 Ordinal") shares of CS. 00 each. The shares in the original or an). incrcat.;ed capitaJ ma::,, be dhided mto several clas es and there may be attached thereto respective!) any preferential. deferred or other spec.ial righ . pri, ilegcs. conditions or restnctions as to dividends, capital. ,·otmg or otherwise.

WE, the several persons whose names, addresses and descriptions are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber
TRILEX NOMINEES LIMITED SUITE 1, BURNS HOUSE 19 TOWN RANGE GIBRALTAR CORPORATION	ONE HUNDRED

DATED the 22 April 2010

Trilex Nominees Limited

Nicholas Bernard Pitaluga
Director

Witness to the above signatures:-

Angelique Gaetto
5 Aquitania House
Varyl Begg Estate
Gibraltar

Company Administrator

THE COMPAl'\IES ACT COMPANY LI\IITED BY SHARES ARTICLES OF .\SSOCIATIOi\ OF RO"'A:\1 LABOR (GIBRALTAR) LDIITED l. SttbJeCt as hereinafter prO\ided the regulations in Table 'A" in the First Schedule to the Companies .\ct shall appl) to the Company. ~- Clauses 3. 34. 66. 69. 72. 73. 7..J.. 75. 76 and 77 of Table "A" shall not appl~ to the Compan}. .. The Company 1s a Private Company and according!}:- (a) The rig.ht to transfer shares in the Company shall be restricted in U1e manner hereinafter appearing. (b) fhe number of members of the Company (not including persons ,,ho are in the employment of the Company and persons "-ho having been formerly in the employment of the Company ,,ere while in such employment and have continued after the determination of that employment to be members of the Company) is Ii mited to fift); Pro\ ided that "here t,vo or more persons hold one or more shares in the Company JOinlly they shall for the purpose of the paragraph be treated as a single member. (cJ ~o invimtion shall be made to the Public lo subscribe for any shares or debentures of Lhe Company. ( d) The Company shall not ha\'e power to issue Share Warrants to bearer. TI1e ~hare Capital of the Com pan) is 1.JS$2.000.00 dh ided into 2,000 Ordinary shares of USS 1.00 each Save as the Company may by Ordinary Resolution othen'> ise direct. the shares in the Company sbaJI be at the disposaJ of the Directors and they may allot. grant options O\'er or othern ise dispose of them to such persons. at such times and on such tenns as they thmk proper. but so that no shares be issued at a discount. except in accordance with ti1e Act. 111e Register of Members of th!! Com pan) shall be kept in Gibraltar and the Company shall not keep an) other Register outside Gibraltar

One member personally present sbaJI form a quon1m at a General t\Ieeting and accordingly in Clause -l5 of Table "A" the \.\Ord "three" shall be substituted by the word "one" The Directors ma) repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Directors. or General meetings or othervvise m or about the business of the Company. \ Director" ho is in any way ,, hether directly or indirectly interested in a contract or proposed contract \\ith the Company shall declare the nature of his interest in manner required by Section ~00 of the Acl. A Director may \'Ote in respec1 of any such contract or proposed contract and if he does so vote his ,·ote shall be counted and he shall be capable of constituting a quorum at any meeting of the Directors at which an) such contract or proposed conlracl shall come before the Board for consideration. 10. A Director may hold any other office or place under the Company (other than the office of Auditor) in conjunction "'·ith his office of Direclor for such period and on such tenns (as to remuneration and otherwise) as the Directors ma) determine. 11 . Any Director may act by himself or his lirm in a professional capacity for the Company and he or his fim1 shall be entitled to remuneration for professional services as if he were not a Director prm ided LhaL nothing herem contained shall authorise a Director or his ftm1 to act as Auditor of the Company. 2. The office of a Director shall be vacated in any of the foIJo,\ ing e, ents. namel) . - (a) l f he becomes pro hi bi ted by lav- from acting as a Di rector. (h) (If not heing an l::.xecutive Director holding office as such for a fixed term) he resigns by writing under his hand lef1 at the office. (c) Ir he has a receiving order made against him or compounds with his creditors generally. (d)lf he becomes of unsound mind. (t!) If he be absent from meetings of the Directors for six months without leave and the Director-; resolve that his office bl!, acated. (f) lfhe shall hold an) office or place of profit in competition with the Company.

3 ta) (b) The appointment and removal of Directors shaJl be effocted by Ordinal) Resolution or the Company in General Meeting. fhe Company may by Ordinal") Resolution in General r.leeting appoint a -.ole Director. The Compan) may from time lo time in General ;,..fee1ing increase or reduce the number of Directors. An) casual vacancy occurring in the Board of Directors may be filled by the Direc1ors appointing ano1her person to fill the \'acancy for such period as the , acancy exists. The Directors ma: also appoint additional Dire(?tors. subject w the maximum number permitted from time 10 time. 4. Clause 82 of Table "A" shall be amended by the addition of the following \\Ords at the end of the clause "except when the Company has by Ordinary Resolution in GeneraJ .\~eeting appomted a sole Director in which case such Director shall be empowered ro net alone··_ 5. Any Director may at any lime appoint any person approved by the Directors 10 be an Alternate Director of the Company and may al any lime remove any Alternate Director so appointed by him. An Alt.emale Director so appointed shall be entitled to receive from the Compan) such proponion (if an)) of the remuneration otherwise payable to his appointor by way of remuneration for his sef\ ices as a Director as the appointor may by notice in writing to the Company from lime to time direct: but save as aforesaid shall not in respect of such appointment be entitled to receive any remuneration from the Company. nor be required lo hold an~ qualifications but shall othen., ise be subject to the prO\ isions of these presents ,..,ith regard 10 Direclors. An Alternate Director shall (subject to his giving lo the Company an address in Gibraltar at which notices may be sened upon him) be entitled to receive notices of all meetings of the Directors. and to att~nd and \ 'Ote as a Director at an) such meetings at \\h1ch the Dir.ector appointing him is not personall) present. and generally al such meetings to perfonn all the functions of his apporntor as a Director in the absence of such appointor: An Alternate Director shall ipso fac10 cease to be an . \lternate Director if his Appointor ceases for any reason to be a Direct0r. pro, ided lhat if any Director retires b) rotation but is re-elected at the meeting at "hich such retirement took effocL any appointment made b) him pursuant to this Article which \>vas in for~e immediate!) prior to his retirement shall continue to operate after his re-election as if he ha<l no1 so retired. All appointments and removals of Alternate Dfrectors shall he effected by ,vriting under the hand of 1he Directors making or revoking such appointmen1 left at the office. 6. All cheques. promissof) notes. drai1s. bills of exchange and other negotiable or transferable instruments and all receipts for monies paid 10 1he Compan) shall be signed. drawn. accepted. endorsed or otherwise executed as the case ma} be, in such manner as the Directors shall from time to 1ime b) resolution detem,ine. 7. The Secretary shall be appointed by the Directors for such term at such remuneration aml upon such conditions as the) ma) U1ink fit., and an} Secreta11 so appointed may be removed by them, but \\ ithout prejudice to any claim he may have for damages for breach of any cot~tract or sen ice bd\\een him and the Company.

18. An) general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholl} or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in an) one or more of such ways. and the directors shall gi\e effect to such resolution. and where an) diniculty anses 111 regard to such disLribution, the directors may settle the same as th~) think expedient, and in pmticular mav issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and ma} determine that cash payments shall be made to an) members upon the footing of the value so fixed m order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem exp~dient to the directors. 19. The Directors ma) retain any dividend or other monies payable on or in respect or a share on "hich the Com pan~ has a lien and ma) appl} the same in or towards satisfaction of the debts. liabilnies or engagements in respect of \\hich the lien exists · _Q, The Directors may from time to time at their discretion raise or borrow or secure the payment of an) sum or sums of money for the purposes of the Com pan}. _ l. The Directors may r:iise or secure the payment or repa)ment of such mone} in such manner and upon such tem1s and conditions in all respects as the} think fit and in particular h) the issue of bonds. debentures, debenture stocks. notes or other obligations of the Company charged upon all or an) part of tbe propeny of lhe Company (present and future) including its uncalled capital for the time being. 2. The Company may. upon the recommendation of the Directors by Ordinary Resolution resoh·c that it is desirable 10 capitalise any sum standing to the credit of profit or loss account or otherwise available for distribution. prm ided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dhidend and according!} that the Directors be auLhoriscd and directed to appropriate the sum resol\'cd to be capitalised to the members in the proportion in v. hich the sum would ha,,e been divisible amongst them had the same been applied or been applicable in pa)ing di\idends and Lo apply such sum on Lhetr hehalf. either in or 10,,ards paying up the amounts outstanding if any for the time heing paid on any shares held by such members respective)) or in paying up in full un-issued shar~s or debentures to the Company of a nominal amown equal to such sum, such shares or debentures to be allotted and distributed credited as fully paid up amongst such members in the proportion aforesai<l or part!) in one wa) and partl) in ano1her. 3. Tl1e Company may from time to time by Special Resolution increase the Share Capilal by such sum to be di, ided into shares of such amount as the Resolutjon shall prescribe. 4. Subject 10 lhe provisions of the Act. ever) Director, Auditor. Secretary or other Officer of the Compan) shall be entitled to be indemnified b) the Compan) against all costs. charges. losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto 5. A i\lemorandum in wnting signed h) all the Directors of the Compan) for the Lime being and pasted m or attached ro the t-. tinute Book and taking the fon11 of one or more documents in writing or by telex. teh:gram. cable. facsimile or other written electronic communication shall be as eITecti,c for all purposes as a Resolution o[ the Directors passed at a M. eeting dul) com ened. held and constituted.

26. Any one of more members of the Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

27. A Memorandum in writing signed by all the Members of the Company for the time being and pasted in or attached to the Minute Book and taking the form of one or more documents in writing or by telex, telegram, cable, facsimile or other written electronic communication shall be as effective for all purposes as a Resolution of the Company passed in General Meeting duly convened and held.

28. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these regulations) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

29. If the Company shall be wound up the liquidator may, with the sanction of an Extraordinary Resolution of the Company and any other sanction required by the Act, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members to different classes of members. The Liquidator may with the like sanction, vest the whole or any part or the such asset in trustees upon such trusts for the benefit of contributories as the liquidator with the like sanction shall think fit, but so that no member shall be compelled to accept any shares or other securities whereupon there is any liability.

30. Subject to the provisions of the Act, the Company may purchase its own shares (including any Redeemable Preference Shares) and make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS

TRILEX NOMINEES LIMITED
SUITE 1, BURNS HOUSE
19 TOWN RANGE

CORPORATION

DATED the 22 April 2010

Trilex Nominees Limited

Nicholas Bernard Pitaluga
Director

Witness to the above signatures:-

Angelique Gaetto
5 Aquitania House
Varyl Begg Estate
Gibraltar

Company Administrator